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                                                                   Exhibit 10.77

                           International Post Limited
                                545 Fifth Avenue
                               New York, New York

                                                                 August 25, 1997

Mr. Adrien Macaluso
611 Baylor Avenue
Rivervale, New Jersey 07675

Dear Andre:

            This letter agreement ("Letter Agreement") sets forth the terms mutually agreed to by yourself and the undersigned regarding your separation from International Post Limited ("IPL") and Audio Plus Video International, Inc. ("Audio"). The undersigned agree that this Letter Agreement will modify and become a part of your Employment Agreement, dated February 15, 1994 ("Employment Agreement").

            Your employment with Audio will cease effective August 22, 1997. Audio will continue to pay your base salary through March 18, 1998, payable per Audio's regular payroll schedule. You will continue through March 18, 1998 to abide by all of the terms and conditions of your Employment Agreement as modified herein, including but not limited to Article V thereof. Effective March 18, 1998, you will be released from any and all duties and obligations arising under your Employment Agreement, except for Sections 5.01 and 5.02(e) specifically, which will remain in effect through May 30, 1998. This release will not cover any breach of the Employment Agreement which occurs prior to March 18, 1998. In the event of any such breach, Audio will provide notice via certified mail/return receipt requested to you at the above address and via facsimile to Joseph Noto, Esq., your attorney, setting forth the specific breach. You will have ten days from receipt of such notice to cure such breach. As provided in Section 6.09 of the Employment Agreement, any and all issues will be governed by New York law.

            You may be entitled to a bonus for 1997. In accordance with its regular business practices and your Employment Agreement, Audio will review its audited financial results for the fiscal year ending July 31, 1997 to determine any bonus. Audio will pay you for three weeks unused, accrued vacation time within 10 business days of your signing this Letter Agreement.

            Audio will reimburse you for any expenses incurred prior to August 22, 1997 which are promptly submitted to the Company and which are related to the business activities of the Company. Effective August 22, 1997, you will not be entitled to any Company benefits or
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Mr. Adrien Macaluso                  -2                          August 25, 1997

benefit programs. Audio will continue to pay for your health insurance coverage through December 31, 1997, unless you become covered by another insurance plan prior to that date. You hereby agree to inform Audio of such coverage within ten days of its effective date.

            Any stock options that you may have will be determined according to the International Post Limited ("IPL") Long Term Incentive Plan. You will return your Company car and cellular phone and all other Company owned property to Mr. Martin Irwin on August 22, 1997.

            By this Letter Agreement, you shall resign as an officer of IPL and Audio effective August 22, 1997. The signature of the undersigned constitutes acceptance thereof. Your signature below also constitutes acceptance of the terms set forth above. You further agree that you are not owed any other payments by Audio or its successor company. Louis Siracusano has also signed this Letter Agreement as President-designee of IPL upon the closing on August 26, 1997 of the merger between IPL and Video Services Corporation.

Very truly yours,


/s/ Martin Irwin                    /s/ Louis Siracusano
---------------------------         ----------------------------------------
Martin Irwin, President             Louis Siracusano, President-designee


Accepted to and Agreed,


/s/ Adrien Macaluso
---------------------------
Adrien "Andre" Macaluso      Dated: 9/8/97
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                           International Post Limited
                                545 Fifth Avenue
                               New York, New York

                                                              September 17, 1997

Mr. Adrien Macaluso
611 Baylor Avenue
Rivervale, New Jersey 07675

     Re: Adrien Macaluso ("Macaluso") Employment Agreement
         ("Employment Agreement") with International Post Limited, Inc. ("IPL"); Life Insurance Letter Agreement to modification to Employment Agreement

Dear Andre:

      The undersigned entered into a Separation Letter Agreement ("Separation Agreement") simultaneously with the execution of this Life Insurance Letter Agreement (the "Insurance Agreement").

      The purpose and intent of this Insurance Agreement is to clarify the next to the last sentences of the last paragraph of the Separation Agreement regarding any monies owed to Andre Adrien Macaluso ("Macaluso") by the undersigned.

      There is presently in effect a certain whole life insurance policy with Massachusetts Mutual Life Insurance Company, ("Mass Mutual"), policy #7 742 440, (the "Policy") with Macaluso as the Insured. Audio Plus Video International, Inc. and Macaluso had previously entered into a Split Dollar Agreement on July 13, 1994, which among other things provided for the manner of the cash value distribution upon the occurrence of certain events.

      The undersigned hereby agree that Mass Mutual upon receipt from Audio Plus Video International, Inc. of a duly executed Release of Assignment for the Policy may issue a check payable to Audio Plus Video International, Inc. in the amount of $22,181.61 representing the contribution of premium payments made by it from July 31, 1994 through this date. Mass Mutual may rely on this Letter Agreement to issue such check to Audio Plus Video. Pending such payment and Release of Assignment, both parties agree that the Policy will remain in full force and effect. Upon receipt of payment, Audio Plus Video will have no lien, encumbrance, or claim upon the Policy and Macaluso will make any decisions regarding the Policy.

      By placing my signature below indicates my acceptance on behalf of IPL to the terms, conditions and provisions as forth herein this Letter Agreement.
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      Your signature below also indicates acceptance of this Letter Agreement.

                                          Very truly yours,


                                          /s/ Louis H. Siracusano
                                          --------------------------------
                                          Louis H. Siracusano, President

Confirmed and Agreed,


/s/ Adrien Macaluso
-------------------------
Adrien "Andre" Macaluso,      Dated: 9/17/97